EX-11
Statement Re: Computation of Earnings per Share

                              FAXSAV INCORPORATED

                               EARNINGS PER SHARE

                               (PROFORMA IN 1996)

                                   EXHIBIT 11

                                                            FOR THE THREE MONTHS
                                                                    ENDED             FOR THE NINE MONTHS ENDED
                                                                SEPTEMBER 30                 SEPTEMBER 30
                                                          -------------------------  ----------------------------
                                                              1997          1996         1997           1996
                                                          -------------  ----------  -------------  -------------
Net Loss................................................  $  (1,644,022) $(1,949,938)$  (5,630,219) $  (5,382,012)
                                                          -------------  ----------  -------------  -------------
                                                          -------------  ----------  -------------  -------------
Weighted average number of common and equivalent shares
  used in computing pro forma loss per share:
Actual..................................................      9,795,654     532,196      9,793,064        509,561
Effect of converting all preferred into common stock....              0   7,790,987              0      8,004,537
                                                          -------------  ----------  -------------  -------------
                                                              9,795,654   8,323,183      9,793,064      8,514,098
                                                          -------------  ----------  -------------  -------------
                                                          -------------  ----------  -------------  -------------
Net loss per common and equivalent share (proforma in
  1996).................................................  $        (.17) $     (.23) $        (.58) $        (.63)
                                                          -------------  ----------  -------------  -------------
                                                          -------------  ----------  -------------  -------------